EX-99.B(m)

WELLS FARGO FUNDS TRUST

DISTRIBUTION PLAN

APPENDIX A

Funds Trust Funds and Share Classes		Maximum Rule 12b-1 Fee
1.	Asset Allocation Fund Class B Class C	0.75 0.75

2.	California Limited Term Tax-Free Fund[1] Class C	0.75

3.	California Tax-Free Fund Class B Class C	0.75 0.75

4.	Colorado Tax-Free Fund Class B	0.75

5.	Common Stock Fund* Class B Class C	0.75 0.75

6.	C&B Large Cap Value Fund Class B Class C	0.75 0.75

7.	C&B Mid Cap Value Fund Class B Class C	0.75 0.75

8.	C&B Tax-Managed Value Fund Class B Class C	0.75 0.75

9.	Diversified Equity Fund Class B Class C	0.75 0.75

10.	Endeavor Large Cap Fund* Class B Class C	0.75 0.75

11.	Endeavor Select Fund* Class B Class C	0.75 0.75

12.	Equity Income Fund Class B Class C	0.75 0.75

13.	Equity Index Fund Class B	0.75

14.	Equity Value[2] (currently named the Large Cap Value Fund) Class B Class C	0.75 0.75

*	On August 10, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.
[1]	On February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the California Limited Term Tax-Free Fund will be renamed the California Limited-Term Tax-Free Fund.

Funds Trust Funds and Share Classes		Maximum Rule 12b-1 Fee

15.	Government Securities Fund Class C	0.75

16.	Growth Balanced Fund Class B Class C	0.75 0.75

17.	Growth Equity Fund Class B Class C	0.75 0.75

18.	Growth Fund[3] Class B	0.75

19.	Growth Fund* Class C	0.75

20.	High Yield Bond Fund Class B Class C	0.75 0.75

21.	Income Fund[4] Class B	0.75

22.	Income Plus Fund Class B Class C	0.75 0.75

23.	Index Allocation Fund[5] Class B Class C	0.75 0.75

24.	Inflation-Protected Bond Fund Class B Class C	0.75 0.75

25.	Intermediate Government Income Fund Class B Class C	0.75 0.75

26.	International Core Fund* Class B Class C	0.75 0.75

27.	International Equity Fund Class B Class C	0.75 0.75

28.	International Value Fund[6] (currently named the Overseas Fund) Class B Class C	0.75 0.75

[2]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Large Cap Value Fund will be renamed the Equity Value Fund.
*	On August 10, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.
[3]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Growth Fund will merge into the Large Company Growth Fund.
[4]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Income Fund will merge into the Montgomery Total Return Bond Fund.
[5]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Index Allocation Fund will merge into the Asset Allocation Fund.

Funds Trust Funds and Share Classes		Maximum Rule 12b-1 Fee
29.	Large Cap Appreciation Fund Class B Class C	0.75 0.75

30.	Large Company Core Fund* Class B Class C	0.75 0.75

31.	Large Company Growth Fund Class B Class C	0.75 0.75

32.	Limited Term Government Income Fund[7] Class B	0.75

33.	Liquidity Reserve Money Market Fund Investor Class	0.25

34.	Minnesota Tax-Free Fund Class B Class C	0.75 0.75

35.	Moderate Balanced Fund Class B Class C	0.75 0.75

36.	Money Market Fund Class B	0.75

37.	Montgomery Emerging Markets Focus Fund[8] Class B Class C	0.75 0.75

38.	Montgomery Mid Cap Growth Fund[9] Class B Class C	0.75 0.75

39.	Montgomery Short Duration Government Bond Fund[1][0] Class B Class C	0.75 0.75

40.	Montgomery Small Cap Fund[11] Class B Class C	0.75 0.75

[6]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Overseas Fund will be renamed the International Value Fund.
*	On August 10, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.
[7]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Limited Term Government Income Fund will merge into the Montgomery Short Duration Government Bond Fund.
[8]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Emerging Markets Focus Fund will be renamed the Emerging Markets Focus Fund.
[9]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Mid Cap Growth Fund will be renamed the Mid Cap Growth Fund.
[10]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Short Duration Government Bond Fund will be renamed the Short Duration Government Bond Fund.
[11]	On November 2, 2004 and February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Small Cap Fund will be renamed the Small Cap Growth Fund.

Funds Trust Funds and Share Classes		Maximum Rule 12b-1 Fee

41.	Montgomery Total Return Bond Fund[12] Class B Class C	0.75 0.75

42.	Municipal Bond Fund* Class B Class C	0.75 0.75

43.	National Limited Term Tax-Free Fund[13] Class B Class C	0.75 0.75

44.	National Tax-Free Fund Class B Class C	0.75 0.75

45.	Outlook Today Fund Class B Class C	0.75 0.75

46.	Outlook 2010 Fund Class B Class C	0.75 0.75

47.	Outlook 2020 Fund Class B Class C	0.75 0.75

48.	Outlook 2030 Fund Class B Class C	0.75 0.75

49.	Outlook 2040 Fund Class B Class C	0.75 0.75

50.	Overland Express Sweep Fund	0.25

51.	Short-Term Municipal Bond Fund* Class C	0.75

52.	SIFE Specialized Financial Services Fund[14] Class B Class C	0.75 0.75

53.	Small Cap Growth Fund[15] Class B Class C	0.75 0.75

54.	Small Cap Value Fund* Class B Class C	0.75 0.75

*	On August 10, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.
[12]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Total Return Bond Fund will be renamed the Total Return Bond Fund.
[13]	On February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the National Limited Term Tax-Free Fund will be renamed the National Limited-Term Tax-Free Fund.
[14]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the SIFE Specialize Financial Services Fund will be renamed the Specialized Financial Services Fund.
[15]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Small Cap Growth Fund will merge into the Montgomery Small Cap Fund.

Funds Trust Funds and Share Classes		Maximum Rule 12b-1 Fee
55.	Small Company Growth Class B Class C	0.75 0.75

56.	Small Company Value Fund Class B Class C	0.75 0.75

57.	Specialized Health Sciences Fund Class B Class C	0.75 0.75

58.	Specialized Technology Fund Class B Class C	0.75 0.75

59.	Stable Income Fund Class B Class C	0.75 0.75

60.	Strategic Income Fund* Class B Class C	0.75 0.75

61.	Ultra-Short Duration Bond Fund* Class B Class C	0.75 0.75

62.	U.S. Value Fund* Class B Class C	0.75 0.75

63.	WealthBuilder Conservative Allocation Portfolio	0.75

64.	WealthBuilder Equity Portfolio	0.75

65.	WealthBuilder Growth Allocation Portfolio	0.75

66.	WealthBuilder Growth Balanced Portfolio	0.75

67.	WealthBuilder Moderate Balanced Portfolio	0.75

68.	WealthBuilder Tactical Equity Portfolio	0.75

69.	Wisconsin Tax-Free Fund* Class C	0.75

Most recent agreement approval: April 4, 2005

Appendix A amended: February 8, 2005

*	On August 10, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.